                                                                      Exhibit 21



                         SUBSIDIARIES OF THE REGISTRANT


                                                                       State of Incorporation
                                                                       ----------------------
AMSEC Corporation                                                      Delaware
Andrew Palmer & Associates Limited (wholly-owned by
SAIC Limited)                                                          England
AW Software und Technologie GmbH                                       Austria
Bell Communications Research, Inc.                                     Delaware
Bull, Inc.                                                             California
Campus Point Realty Corporation                                        California
Environmental Restoration Systems, Inc.                                Delaware
General Sciences Corporation                                           Delaware
Hicks & Associates, Inc.                                               Delaware
JHK & Associates, Inc. dba TransCore                                   Delaware
JMD Development Corporation dba JDA                                    California
Network Solutions, Inc.                                                Delaware
Pathology Associates International Corporation                         Delaware
PT Science Applications International Corporation Indonesia            Indonesia
R.E. Wright Environmental, Inc.                                        Delaware
Sachse Engineering Associates, Inc.                                    California
SAIC (Bermuda) Ltd.                                                    Bermuda
SAIC Colombia, Limitada                                                Colombia
SAIC Commercial Enterprises, Inc.                                      California
SAIC de Mexico, S.A. de C.V.                                           Mexico
SAIC Engineering, Inc.                                                 California
SAIC Engineering of North Carolina, Inc.                               North Carolina
SAIC Engineering of Ohio, Inc.                                         Ohio
SAIC Europe Limited                                                    England
SAIC Global Technology Corporation                                     Delaware

                                                                       State of Incorporation
                                                                       ----------------------
SAIC in Novosibirsk                                                    Russia
SAIC Limited (subsidiary of SAIC Europe Limited)                       England
SAIC - MIR                                                             Russia
SAIC Services                                                          Delaware
SAIC Ukraine Corporation                                               Delaware
Science Applications (Greece) Ltd.                                     Greece
Science Applications International (Barbados) Corporation              Barbados
Science Applications International Corporation (SAIC Canada)           Canada
Science Applications International Corporation de Venezuela, S.A.      Venezuela
Science Applications International Corporation (Singapore) Pte. Ltd.   Singapore
Science Applications International Deutschland GmbH                    Germany
Science Applications International, Europe S.A.                        France
Science Applications International Pty. Ltd.                           Australia
Science Applications International Technology                          California
Syntonic Technology, Inc. dba TransCore                                Delaware
Systems Control Technology, Inc.                                       Delaware
Tenth Mountain Systems, Inc.                                           Delaware